AUDIOVOX CORPORATION


                         Offer To Purchase For Cash
                  Any Or All Of Its Outstanding Warrants,
                Any Or Each Exercisable At $7 1/8 Per Share
                          of Class A Common Stock
                                     At
                             $1.30 Per Warrant

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THE OFFER AND  WITHDRAWAL  RIGHTS WILL EXPIRE AT 12:00  MIDNIGHT,  NEW YORK
CITY TIME, ON FRIDAY, SEPTEMBER 4, 1998 UNLESS THE OFFER IS EXTENDED.
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To Our Clients:

      Audiovox Corporation, a Delaware corporation (the "Company"), is offering to purchase any or all of its outstanding warrants (the "Warrants") at a price, net to the seller in cash, of $1.30 per Warrant, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase, dated August 10, 1998 (the "Offer to Purchase"), and the enclosed Letter of Transmittal (which together constitute the "Offer"). Each Warrant entitles the holder thereof to purchase one share of Class A Common Stock, $.01 par value per share, of the Company at a price of $7 1/8 per share, subject to adjustment, from the date of issuance until March 15, 2001, unless sooner terminated under the circumstances described below.

     THE OFFER IS NOT SUBJECT TO ANY FINANCING CONDITION OR TO THE TENDER OF A MINIMUM NUMBER OF WARRANTS PURSUANT TO THE OFFER. THE OFFER IS SUBJECT ONLY TO THOSE CONDITIONS SET FORTH IN SECTION 8 OF THE OFFER TO PURCHASE.

     UNDER THE TERMS OF THE WARRANTS, IF LESS THAN 5% OF THE WARRANTS INITIALLY ISSUED REMAIN OUTSTANDING AT ANY TIME, THE COMPANY MAY ELECT, BY WRITTEN NOTICE TO EACH HOLDER OF WARRANTS, THAT THE WARRANTS WILL EXPIRE ON THE 30TH DAY AFTER DELIVERY OF SUCH NOTICE. THE COMPANY INTENDS TO MAKE SUCH ELECTION IF MORE THAN 95% OF THE WARRANTS ARE TENDERED PURSUANT TO THE OFFER.

     This material is being forwarded to you as the beneficial owner of Warrants held by us in your account but not registered in your name. A TENDER WITH RESPECT TO SUCH WARRANTS MAY BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER WARRANTS HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish us to tender any or all of your Warrants held by us for your account, pursuant to the terms and conditions of the Offer. Your instructions to us should be forwarded as promptly as possible in order to permit us to tender your Warrants on your behalf in accordance with the provisions of the Offer.

     Your attention is directed to the following:

     1. The Offer will expire at 12:00 midnight, New York City time, on Friday, September 4, 1998, unless the Offer is extended.

     2. Any stock transfer taxes applicable to the sale of Warrants to the Company pursuant to the Offer will be paid by the Company, except as otherwise provided in Instruction 3 of the Letter of Transmittal.

     If you wish to have us tender any or all of your Warrants, please so instruct us by completing, executing and returning to us the instruction form on the next page. An envelope to return your instructions to us is enclosed. If you authorize tender of your Warrants, all such Warrants will be tendered unless otherwise specified on the attached instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf before the expiration of the Offer.

     We urge you to read carefully the enclosed Offer to Purchase before instructing us to tender your Warrants.

     THE OFFER IS NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF, WARRANTHOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. IN THOSE JURISDICTIONS THE LAWS OF WHICH REQUIRE THAT THE OFFER BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER SHALL BE DEEMED TO BE MADE ON BEHALF OF THE COMPANY BY ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

   INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH ANY OR ALL
               OUTSTANDING WARRANTS OF AUDIOVOX CORPORATION.

     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase and the Letter of Transmittal relating to the Offer by Audiovox Corporation to purchase Warrants.

     This will instruct you to tender the number of Warrants indicated below (or, if no number is indicated below, the entire number of Warrants) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

     Please TENDER _________ Warrants held by you for my account on the appropriate Letter of Transmittal.

            Signature(s):
                         --------------------------------------------------

            Name(s):
                    -------------------------------------------------------

            Address(es):
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            Area Code and Telephone No(s):
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            Taxpayer Identification or Social Security No(s):
                                                             --------------

            Dated:
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UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR
SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL OF YOUR WARRANTS PURSUANT TO THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL.